SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 Current Report
                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

     Date of Report: (Date of earliest event reported) : January 15, 2002

                           Commission File No. 0-27323


                         CHINA GLOBAL DEVELOPMENT, INC.
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)



         Nevada                                             87-0403828
-------------------------------                 --------------------------------
(State or other jurisdiction of                (IRS Employer Identification No.)
incorporation or organization)



            Seventh District North, Chung-Ping Region, Beijing, China
           -----------------------------------------------------------
                    (Address of principal executive offices)

                                 86-10-697-56542
                          -----------------------------
                            (Issuer telephone number)

                                Ibonzai.com, Inc.
                       6975 South Union Park Center, #600
                                Midvale, UT 84047
                  --------------------------------------------
                             Former Name and Address

Item 5.   Other Events.

     Ibonzai.com, Inc. was incorporated on December 31, 2001 in the State of Nevada as a wholly-owned subsidiary of Ibonzai.com, Inc. a Delaware corporation. On January 10, 2002, Ibonzai.com, Inc. was merged into Ibonzai.com, Inc. a Nevada corporation being the surviving entity. Prior to the merger, there were 14,656,000 shares of Ibonzai.com, Inc. Upon completion of the merger, shareholders of Ibonzai.com, Inc. was entitled to exchange one share of Ibonzai.com, Inc. for one share of Ibonzi.com, Inc. On January 15, 2002,
Ibonzai.com, Inc. changed its name to China Global Development, Inc. and effected a 1:25 reverse stock split with the capitalization re-authorizing 100,000,000 shares of common stock having a par value of $.001 per share and 10,000,000 shares of preferred stock having a par value of $.001 per share.

     As of Monday, January 28, 2002, the Registrant's new trading symbol is CGDP. In addition, the following individuals became the new officers and directors of the Registrant: Bao-Hua Zheng-Chairman and Chief Executive Officer, Yu Chen Zhang-Vice Chairman and Vice President and Baldwin Yung-Chief Financial Officer and director. The following individuals resigned from their positions as follows:

Chen Hong-En, VP of Beijing Mingtal Construction Engineering Corp. Ltd.
Zhao Hang, VP of Beijing Yanhong Real Estate Development Corp. Ltd.
Xiao Xiao Fen, VP of Beijing Yong-An Construction & Elec. Engineering Corp. Ltd. Xu Guo Rul, VP of Jinzhou Baodi Construction Group Corporation

Item 7.   Financial Statements and Exhibits.

     Exhibits:

     2.1  Articles of Merger
     3.1  Articles of Incorporation
     3.2  Certificate of Amendment
     3.3  Certificate of Correction to Certificate of Amendment
     3.4  By-laws

                                   Signatures

     Pursuant to the requirement of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                                CHINA GLOBAL DEVELOPMENT, INC.

     January 30, 2002
                                                 /s/ Bau-Hua Zheng
                                               ---------------------------------
                                               Bau-Hua Zheng
                                               Chief Executive Officer